UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

December 9, 2010

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
1-7810	Energen Corporation	Alabama	63-0757759
2-38960	Alabama Gas Corporation	Alabama	63-0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On December 9, 2010 Energen Corporation issued a press release announcing that its oil and gas subsidiary, Energen Resources, has purchased 40,000 acres in the Permian Basin for $110 million plus standard closing adjustments. The company expects to use available cash and its syndicated lines of credit to finance the acquisition. This press release is attached hereto as Exhibit 99.1 to this Form 8-K and is furnished to, but not filed with, the Commission.

ITEM 7.01	Regulation FD Disclosure

On December 9, 2010 Energen Corporation issued a press release announcing that it has increased its 2011 capital spending plans, production estimates, and earnings guidance range to reflect the first-year impact of the previously announced Wolfberry acquisition expected to close this month and the Permian Basin acquisition also announced December 9, 2010. This press release is attached hereto as Exhibit 99.2 to this Form 8-K and is furnished to, but not filed with, the Commission.

Energen Corporation also included a reconciliation of certain Non-GAAP financial measures to the related GAAP financial measures. This reconciliation is attached hereto as Exhibit 99.3.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number:

99.1	Press Release dated December 9, 2010

99.2	Press Release dated December 9, 2010

99.3	Non-GAAP Financial Measures Reconciliation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

December 9, 2010	By	/s/ Charles W. Porter, Jr.
Charles W. Porter, Jr. Vice President, Chief Financial Officer and Treasurer of Energen Corporation and Alabama Gas Corporation

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	* Press Release dated December 9, 2010

99.2	* Press Release dated December 9, 2010

99.3	* Non-GAAP Financial Measures Reconciliation

*	This exhibit is furnished to, but not filed with, the Commission by inclusion herein.